EXHIBIT 10.3
                             SECOND AMENDMENT TO THE
                                eDIETS.COM, INC.
                                STOCK OPTION PLAN

         The eDiets.com, Inc. Stock Option Plan shall be amended, effective September 18, 2000, as follows:

         The language: "or such greater period of time as the Board or the Committee in their sole discretion shall determine" shall be added to the following sections:

                  a. Section V F. 1., immediately following the words "but only within three (3) months after such date";

                  b. Section V G., immediately following the words "not more than twelve (12) months"; and

                  c. Section V H., immediately following the words "within twelve (12) months".